UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2010

CCA Industries, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	1-31643	04-2795439
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Murray Hill Parkway, East Rutherford, New Jersey	07073
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 330-1400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

The Company voluntarily requested in April, 2010 that its accounts return three (3) lots consisting of approximately 140,000 units of its Plus White whitening gel which was shipped in March and early April, 2010. The gel subsequently liquefied (a cosmetic change) which caused the product to lose its efficacy. The Company has agreed to replace the units or credit all accounts and refund defective product from any consumer that may have purchased the product.

The Company has the whitening gels manufactured by a non-affiliated contract manufacturer and arranges with outside suppliers to ship the raw material directly to the contract manufacturer. The contract manufacturer has been manufacturing the gel for the Company for many years with no such incident. The cause of the liquefying of the gel is being actively investigated by the Company and the contract manufacturer.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 18, 2010
CCA Industries, Inc.
Registrant

	By:	Ira W. Berman
Ira W. Berman Chairman of the Board of Directors